Exhibit 10.1

EXECUTION COPY

SEPRACOR INC.

0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

PURCHASE AGREEMENT

September 17, 2004

September 17, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

Sepracor Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the “Initial Purchaser”) $500,000,000 aggregate principal amount of its 0% Convertible Senior Subordinated Notes Due 2024 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of September 22, 2004 (the “Indenture”) between the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”).  The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $100,000,000 aggregate principal amount of its 0% Convertible Senior Subordinated Notes Due 2024 (the “Additional Securities”) if and to the extent that the Initial Purchaser shall have determined to exercise the right to purchase such 0% Convertible Senior Subordinated Notes Due 2024 granted to the Initial Purchaser in Section 2 hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”.  The Securities will be convertible into shares of common stock, par value $.10 per share, of the Company (the “Underlying Securities”).

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date (as defined in Section 4) between the Company and the Initial Purchaser (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company.  As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                             Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a)                    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed, as the case may be, in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

(b)                   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(c)                    Each subsidiary of the Company listed on Schedule I hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(d)                   This Agreement has been duly authorized, executed and delivered by the Company.

(e)                    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum under the caption “Description of Capital Stock”.

(f)                      The shares of common stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

(g)                   The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

(h)                   The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(i)                       Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchaser) will constitute the valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law. Each of the Indenture and the Registration Rights Agreement will conform in all material respects to the description thereof in the Final Memorandum.

(j)                       The issuance and sale by the Company of the Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the articles of organization or by-laws of the Company or any of its Significant Subsidiaries or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

(k)                    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Securities.

(l)                       Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(m)                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than (i) proceedings described in each Memorandum and (ii) proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

(n)                   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) are in compliance with any provisions of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or the rules and regulations promulgated thereunder and (v) are in compliance with any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, or noncompliance with ERISA or the Foreign Corrupt Practices Act would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)                   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)                   Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(q)                   Assuming the accuracy of the representations of the Initial Purchaser contained in Section 3 hereof and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(r)                      The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(s)                    The Company has established and maintained disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) that are adequate and effective and designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.

(t)                      The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)                   To the Company’s knowledge, the Company owns or possesses, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(v)                   Each of the Company and its Significant Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Each such Authorization is valid and in full force and effect and each of the Company and its Significant Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)                 There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except options granted by the Company subsequent to June 30, 2004, pursuant to its employee benefit plans and except as otherwise disclosed in the Final Memorandum.

(x)                     The consolidated financial statements incorporated by reference in each Memorandum, together with related schedules and notes, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

2.                             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Securities at a purchase price of 97.25% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase, up to $100,000,000 aggregate principal amount of Additional Securities at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), the Initial Purchaser agrees to purchase the principal amount of Additional Securities set forth in such notice.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 60 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance of the Underlying Securities upon conversion of the Securities in accordance with the provisions of the Indenture, (C) the grant by the Company of any options, restricted stock or other awards pursuant to benefit plans existing on the date of this Agreement, (D) the issuance by the Company of any shares of common stock in respect of any acquisition by the Company of the assets or capital stock of another person or entity, provided, however, that any such shares so issued shall be subject to the restrictions on offers, sales and dispositions of shares set forth in this Section 2 for the remainder of the 60-day period referenced above (E) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (F) the issuance by the Company of shares of common stock in connection with the repurchase of convertible securities outstanding on the date hereof, provided that the number of shares of common stock so issued does not exceed the number of shares of common stock that would then be issuable upon conversion of such securities.

3.                                       Terms of Offering. The Initial Purchaser has advised the Company that the Initial Purchaser will make an offering of the Securities purchased by the Initial Purchaser hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.                                       Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on September 22, 2004, or at such other time on the same or such other date, not later than September 29, 2004, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 13 days after the Closing Date, as shall be designated in writing by you.

Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The certificates evidencing the Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor.

5.                                       Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date is subject to the following conditions:

(a)                    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                              there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

(b)                   The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has, in all material respects, complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                    The Initial Purchaser shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.  Such opinion shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

(d)                   The Initial Purchaser shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchaser, dated the Closing Date, to the effect set forth in Exhibit B.

(e)                    The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchaser, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)                      The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain of the Section 16 officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The obligations of the Initial Purchaser to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6.                             Covenants of the Company. In further consideration of the agreements of the Initial Purchaser contained in this Agreement, the Company covenants with the Initial Purchaser as follows:

(a)                    To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)                   Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement for your review and not to use any such proposed amendment or supplement to which you reasonably object by written notice to the Company within 3 business days after receipt of such copy.

(c)                    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(d)                   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that neither the Company nor its subsidiaries shall be obligated to qualify as a foreign corporation in any jurisdiction where it is not then qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(e)                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all of its other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

(f)                      Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(g)                   Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h)                   While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(i)                       If requested by you, to use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

(j)                       During the period of two years after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(k)                    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

7.                             Offering of Securities; Restrictions on Transfer.  The Initial Purchaser represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).  The Initial Purchaser, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs and that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”.

8.                             Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity with respect to any Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser or any person controlling or who is an affiliate of the Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to the person asserting any such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)                   The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing expressly for use in either Memorandum or any amendments or supplements thereto.

(c)                    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                    The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                      The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any person controlling the Initial Purchaser or any affiliate of the Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                             Termination. The Initial Purchaser may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

10.                       Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

11.                       Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.                       Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.                       Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

SEPRACOR INC.

By:	/s/ David P. Southwell
Name:David P. Southwell
Title:Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
Name:Kenneth G. Pott
Title:Managing Director

SCHEDULE I

List of Significant Subsidiaries:

None